SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        EASTERN VIRGINIA BANKSHARES, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                       EASTERN VIRGINIA BANKSHARES, INC.
                                307 CHURCH LANE
                       TAPPAHANNOCK, VIRGINIA 22560-1005


              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                            THURSDAY, MAY 20, 1999

The second Annual Meeting of Shareholders of Eastern Virginia Bankshares, Inc. (the "Company" or "EVB") will be held at Saint Margaret's School, 444 Water Lane, Tappahannock, Virginia on Thursday, May 20, 1999, at 9:30 A.M. for the following purposes:


1. To elect directors to serve for the ensuing year and until their successors are elected and qualified;


2. To ratify the appointment by the Board of Directors of Yount, Hyde and Barbour, P.C., independent certified public accountants, as auditors for the Company for the ensuing year; and


3. To act upon such other matters as may properly come before the meeting or any adjournment thereof.


Only shareholders of record at the close of business on April 9, 1999, will be entitled to vote at the Annual Meeting.


Attendance at the Annual Meeting will be limited to shareholders of record, persons holding proxies from shareholders, and certain representatives of the press and financial community. If you wish to attend the Annual Meeting, but your shares are held in the name of a broker, bank or other nominee, you should bring with you written confirmation from such nominee of your beneficial ownership.


You are invited to attend the Annual Meeting in person. Whether you plan to attend or not, it is important that your shares be represented. Please complete, sign, date and return the enclosed proxy card promptly in the enclosed self-addressed, postage-paid envelope. If you attend the meeting, you may vote in person even if you have previously returned a Proxy Card.


Directors and Officers of the Company as well as a representative of Yount, Hyde & Barbour, P.C., certified public accountants, will be present at the meeting to answer any questions that shareholders may have. DUE TO LIMITED SEATING SPACE, LUNCH WILL NOT BE SERVED.


                                     By Order of the Board of Directors



                                     /s/ L. E. Dawson, Jr.
                                     ---------------------
                                     L. Edelyn Dawson, Jr.
                                     Corporate Secretary


PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR THROUGH YOUR PROXY.



Tappahannock, Virginia
April 27, 1999

                       EASTERN VIRGINIA BANKSHARES, INC.


                                PROXY STATEMENT


This Proxy Statement and the enclosed proxy card ("Proxy") are furnished in connection with the SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF EASTERN VIRGINIA BANKSHARES, INC. to be voted at the 1999 Annual Meeting of Shareholders to be held Thursday, May 20, 1999, at 9:30 a.m. at Saint Margaret's School, 444 Water Lane, Tappahannock, Virginia, and any adjournment thereof. The distribution of this Proxy Statement and related proxy material will commence on or about April 27, 1999.


VOTING AND REVOCATION OF PROXIES


All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with instructions noted thereon or, if no direction is indicated, they will be voted in favor of the proposals set forth in the Notice of Annual Meeting. Any shareholder giving a proxy has the right to revoke it at any time before the proxy is voted by giving written notice to the Secretary of the Company, by executing or delivering a substitute proxy or by attending the Annual Meeting and revoking the proxy at the meeting.



VOTING RIGHTS OF SHAREHOLDERS


Only Shareholders of record at the close of business on April 9, 1999, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on the record date, 5,131,034 shares of Common Stock, par value $2.00 per share, were outstanding and entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. Each share of Common Stock will entitle the holder thereof to one vote on all matters to come before the Annual Meeting. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.


SOLICITATION OF PROXIES


The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by use of the mail, certain officers and employees of the Company (who will not be compensated in addition to their regular salaries) may solicit proxies personally or by telephone. The Company will, upon written request, reimburse brokerage firms and other custodians, nominees and fiduciaries, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of EVB Common Stock.


PROPOSAL 1. ELECTION OF DIRECTORS


The nine individuals named below, each of whom currently serves on the Board of Directors, will be nominated to serve as directors until the 2000 Annual Meeting of Shareholders. A majority vote is required for their election. Company bylaws provide that at the first five annual elections of Directors of EVB, beginning in 1998, nominations made by the Board of EVB will consist of five individuals designated by Directors of EVB who are also Directors of Southside Bank and four individuals designated by Directors of EVB who are also Directors of Bank of Northumberland, Inc. The persons named in the proxy will vote for the election of nominees named below unless authority is withheld. If for any reason any of the persons named below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH BELOW. The nine nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.



NAME (AGE)                DATE FIRST
OF DIRECTOR               ELECTED       PRINCIPAL OCCUPATION DURING PAST 5 YEARS
-----------------------   -----------   ----------------------------------------------------------
Thomas M. Boyd, Jr.       1997          President and Chief Executive Officer of EVB since its
Age 59                                  formation in December, 1997, and President and Chief
                                        Executive Officer and a Director of Southside Bank
                                        since 1982
W. Rand Cook              1997          Attorney with McCaul, Martin, Evans & Cook, P.C. in
Age 45                                  Mechanicsville, Virginia and a Director of Southside
                                        Bank since 1996
Robert L. Covington       1997          Chairman of the Board of EVB since its formation in
Age 73                                  December 1997, and Chairman of the Board of Bank of
                                        Northumberland, Inc. since 1991 and a Director of Bank
                                        of Northumberland, Inc. since 1968. He was the President
                                        and Chief Executive Officer of Bank of Northumberland,
                                        Inc. prior to 1991
L. Edelyn Dawson, Jr.     1997          Secretary of the Board of EVB and Senior Vice President
Age 58                                  and Secretary of the Bank of Northumberland, Inc. since
                                        1991 and a Director of the Bank of Northumberland, Inc.
                                        since 1997
F. L. Garrett, III        1997          Vice Chairman of the Board of EVB and Chairman of the
Age 59                                  Board of Southside Bank, and a director of Southside
                                        Bank since 1982. Oysterman and realtor in Essex County,
                                        Virginia
F. Warren Haynie, Jr.     1997          Attorney with F. Warren Haynie, Jr., P.C. in Heathsville,
Age 60                                  Virginia and a Director of Bank of Northumberland, Inc.
                                        since 1987
Eric A. Johnson           1997          General Manager of Mason Realty, Inc. in Urbanna,
Age 45                                  Virginia, and a Director of Southside Bank since 1988
William L. Lewis          1997          Attorney with Lewis & Ware, P.C. in Tappahannock,
Age 48                                  Virginia and a Director of Southside Bank since 1989
Lewis R. Reynolds         1997          Executive Vice President of EVB, and President and
Age 48                                  Chief Executive Officer of Bank of Northumberland, Inc.
                                        since 1991, and a Director of Bank of Northumberland,
                                        Inc. since 1994


BOARD OF DIRECTORS AND COMMITTEES


During 1998, the Board of Directors held twelve regular monthly meetings, and one special meeting. All incumbent directors attended at least 75% of such meetings. The full Board acts on all matters and has appointed no standing committees other than the Audit Committee.


AUDIT COMMITTEE. The Audit Committee, whose members are Messrs. Johnson, Cook and Haynie, recommends the independent auditors to be selected by the Board, discusses with the independent auditors the scope of their proposed audit, reviews the audit reports, discusses with management the implementation of the auditor's recommendations, reviews the fee of the independent auditors for audit and non-audit services, reviews the adequacy of the Company's system of internal controls and reviews reports of audit activities performed by the Company's internal auditor. The Committee met once in 1998.

DIRECTORS FEES. Directors fees of $38,200 were paid by the Company in 1998. Each director receives an annual retainer of $2,400 plus a fee of $400 per meeting attended. Members of the Board who also serve as salaried officers of subsidiary banks do not receive director's fees.


SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS


The following table sets forth information, as of April 9, 1999, relating to beneficial ownership of Company Common Stock held by each director and director nominee and each executive officer named in the Summary Compensation Table below, and by the directors and all executive officers as a group.


As of April 9, 1999, no person beneficially owned 5% or more of the Company's Common Stock. Mr. Covington is the only director who beneficially owned more than 1% of the Company's Common Stock. His percentage ownership as of April 9, 1999 was 1.63%, and the directors and all executive officers as a group beneficially owned as of that date 4.05% of the outstanding shares of Common Stock.



Name                                             Stock Ownership
---------------------------------------------   ----------------
Thomas M. Boyd, Jr.                                   23,682
W. Rand Cook                                           1,172
Robert L. Covington                                   83,534
L. Edelyn Dawson, Jr.                                 16,256
F. L. Garrett, III                                    23,224
F. Warren Haynie, Jr.                                  4,000
Eric A. Johnson                                        5,442
William L. Lewis                                      20,335
Lewis R. Reynolds                                     18,238
All present executive officers and directors
 as a group (10 persons)                             207,913


EXECUTIVE COMPENSATION


Executive Officers of EVB receive no compensation from EVB. At present, all executive officers of EVB also are executive officers of either Southside Bank or Bank of Northumberland, Inc. which do compensate their executive officers. The table below, sets forth certain information concerning the annual and long-term compensation earned by the Chief Executive Officer and all other executive officers of the Company whose total compensation exceeded $100,000, for each of the three fiscal years ended December 31, 1998.


SUMMARY COMPENSATION TABLE


                                  ANNUAL COMPENSATION (1)
                                  ------------------------
  NAME AND                                                      ALL OTHER
PRINCIPAL POSITION        YEAR       SALARY        BONUS      COMPENSATION     401 (k) (2)
----------------------   ------   -----------   ----------   --------------   ------------
Thomas M. Boyd, Jr.      1998      $120,000      $   100                         $3,600
 President and Chief     1997      $114,000      $   100                         $4,560
 Executive Officer       1996      $108,000      $   100         $ 6,696         $6,480
Lewis R. Reynolds        1998      $ 87,200      $21,420              --
 Executive Vice          1997      $ 83,900      $19,371              --
 President               1996      $ 77,428      $17,710              --


----------
(1) The value of perquisites and other personal benefits did not exceed the lesser of $50,000 or ten percent of total annual salary and bonus.

(2) These amounts represent contributions to a 401 (k) Plan and Profit Sharing Plan.

EMPLOYMENT CONTRACTS


The Company's subsidiary Bank of Northumberland, Inc. has employment agreements with certain Bank executive officers, including Mr. Reynolds and Mr. Dawson to serve as officers of Bank of Northumberland, Inc. Both contracts are for five-year terms and expire on November 13, 2001. Each contract also provides for automatic renewals for successive terms on one year at a time, unless the contract is terminated by Bank of Northumberland, Inc. or the employee. Both officers' salary are determined at the sole discretion of Bank of Northumberland, Inc's. Board of Directors, with a minimum 1996 salary of $72,628 for Mr. Reynolds and $67,450 for Mr. Dawson. In the event that either officer's employment is terminated under this agreement within six months before or 18 months after a change of control of Bank of Northumberland, Inc., the officer is entitled to receive the greater of (i) his current salary and benefits or (ii) the level of such salary and benefits in effect over the most recent 12 months preceding the date of his termination of employment. Each officer would be eligible to receive this compensation subsequent to his termination in these circumstances over the longer of (i) an additional 12 months, or (ii) the remainder of his unexpired original term.


SHAREHOLDER RETURN ON INVESTMENT


The Company is subject to the rules of the Securities and Exchange Commission (the "SEC") that require all public companies to present a graph of total investment return in their annual proxy statements. The rules require a line graph which compares the Corporation's cumulative shareholder return on its Common Stock with the Standard & Poor's 500 Stock Index ("S&P 500 Stock Index") and either a published industry index or an index of peer companies selected by the Corporation. The graph below presents a comparison of the Corporation's performance with the S&P 500 Stock Index and the SNL Securities $250 to $500 million Bank Index ("the SNL $250m-$500m Bank Asset Size Index"), assuming that investments of $100 were made on January 2, 1998, and that divdidends were reinvested. SNL Securities, based in Charlottesville, Virginia is a research and publishing firm specializing in the collection and dissemination of data on the financial securities industry. This graph covers the period of time from the beginning of trading in EVBS stock in January, 1998 through December 31, 1998.

[GRAPH]

              E. VA    S&P 500     SNL
             -------  --------    -----
1/12/98        100       100       100
3/31/98        124.64    113.41    106.01
6/30/98        126.73    117.15    106.38
9/30/98        104.64    105.50    90
12/31/98       103.76    127.96    89.85


                                                                     PERIOD ENDING
                                          -------------------------------------------------------------------
INDEX                                        1/2/98       3/31/98       6/30/98       9/30/98       12/31/98
---------------------------------------   -----------   -----------   -----------   -----------   -----------
Eastern Virginia Bankshares, Inc.             100.00        124.64        126.73        104.64        103.76
S&P 500                                       100.00        113.41        117.15        105.50        127.96
SNL $250M-$500M Bank Asset-Size Index         100.00        106.01        106.38         90.00         89.85

While the growth in the Corporation's stock price since its inception a year ago has lagged behind the S&P 500 Stock Index, the Coporation outperformed its peer group.

INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS


The Company's banking subsidiaries extended credit to directors and officers of the Company and its subsidiaries during 1998. All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms including interest rates and collateral requirements as those of comparable loans to other customers, and (iii) did not involve more than the normal risk of collectibility nor do they present other unfavorable features.


The banking subsidiaries of the Company, pursuant to the Company's employee loan policy, make individual general purpose loans on a nondiscriminatory basis to employees of subsidiaries at interest rates below those for comparable transactions with other persons. This policy does not extend to executive officers, principal officers or directors. The subsidiary banks are prohibited from making loans, with the exception of residential mortgages and educational loans, to executive officers in excess of certain dollar limits fixed by banking laws.


F. Warren Haynie, Jr., a director of the Company, is a principal in the Heathsville law firm of F. Warren Haynie, Jr. P.C., which serves as legal counsel for Bank of Northumberland, Inc. William L. Lewis, a director of the Company, is a principal in the Tappahannock law firm of Lewis and Ware, P.C., which serves as legal counsel for Southside Bank


COMPLIANCE WITH STOCK OWNERSHIP REPORTING REQUIREMENTS


Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, directors and executive officers of the Company are required to file reports with the SEC indicating their holdings of and transactions in the Company's stock. To the Company's knowledge, based on the December 29, 1997 formation date of the Company, review of stock transfer records and oral representations that no other reports were required, insiders of the Company complied with all filing requirements during 1998.


PROPOSAL 2. INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors has appointed Yount, Hyde & Barbour, P.C., as the Company's independent public accountants for the year 1999, and has further directed that management submit the selection of independent public accountants for ratification by the shareholders at the Annual Meeting. Yount, Hyde & Barbour, P.C. has served as the Company's independent public accountants since the Company's formation in 1997. The firm has advised the Company that neither the firm nor any member of the firm now has, or has held during the past five years, any direct or indirect financial interest in the Company or any of its subsidiaries. Representatives of the firm are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


OTHER MATTERS


As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.


PROPOSALS FOR THE 2000 ANNUAL MEETING


SEC Reg. 240.14a-8.(a)(3)(i) provides that, in addition to any other applicable requirements, for business to be properly brought before the Annual Meeting by a shareholder (including shareholder nominations of Director candidates), the shareholder must give timely notice to the Secretary of the Company at least 120 days prior to the proxy statement date for the Annual Meeting. As to each matter, the notice must comply with certain informational requirements set forth in the Bylaws.


In order for a shareholder proposal to be considered for possible inclusion in the 2000 Proxy Statement, it must be received by the Secretary of the Company no later than November 30, 1999.

IMPACT OF THE YEAR 2000 ISSUE


THE PROBLEM
The Year 2000 issue (Y2K) involves the risk that computer programs and computer systems may not be able to perform without interruption into the new millennium. On older computers, memory and storage space were limited and expensive. In many cases, only the last two digits of the year (99) were used, with the century (19) being implied. At the turn of the century, some computers may recognize the year "00" as 1900 instead of 2000, causing problems ranging from minor inaccuracies to systems failures. EVB is committed to achieving Year 2000 readiness well in advance of the millennium change. It is EVB's goal to continue to deliver uninterrupted and unparalleled service into the 21st century and beyond.


EVB and its subsidiary banks are dependent upon various hardware and software systems which may be impacted by this century date change. In 1997, the Corporation initiated a review and assessment of all possible systems which may be affected, including hardware, software, telecommunications, environmental systems and security systems. Based on this assessment the Corporation believes that its mainframe hardware and banking software are currently Y2K compliant. However testing is required to confirm this. Testing began in early 1998 and will continue through the second quarter of 1999. For some systems, the Corporation determined that replacement or modification of certain pieces of hardware would be required for systems to function properly in the year 2000. A new mainframe computer was installed in the third quarter of 1998, and provisions have been made for other equipment that has been determined not to be year 2000 compliant.


YEAR 2000 PROJECT PHASES
In 1997, EVB developed a comprehensive five step plan to prepare for the millennium change as outlined below:


PHASE I - ORGANIZATIONAL AWARENESS - Management determined that the strategic importance of Year 2000 as a business objective must be understood by the Board of Directors, senior management, officers and employees of all affiliates.


PHASE II - ASSESSING ACTIONS AND DEVELOPING DETAILED PLANS - Management created a detailed inventory of centralized and decentralized software, hardware, and networks as well as equipment that might contain embedded computer chips, and logic. This inventory went beyond the obvious business computer processing systems to also include HVAC systems, vaults, and security equipment.


PHASE III - RENOVATING SYSTEMS, APPLICATIONS, AND EQUIPMENT - In this phase, the necessary upgrading of hardware and operating systems takes place. In addition, the contingency plans are developed identifying alternative approaches if renovations of current software, hardware and equipment should fail to adequately correct any deficiencies.


PHASE IV - VALIDATING RENOVATED SYSTEMS THROUGH TESTING - In this phase EVB has developed and coordinated detailed test schedules with correspondents and vendors to ensure Year 2000 preparedness.


PHASE V - IMPLEMENTATION - Implementation requires careful planning to ensure that interrelated applications are coordinated as to when they go into production. This phase also includes monitoring of systems throughout 1999 and into 2000 to ensure date functions and interdependencies work properly.


MISSION CRITICAL SYSTEM TESTING
Based on the areas identified, the banks have prioritized the systems into three categories: mission critical, medium risk and low risk. Mission critical applications have been certified as compliant by the specific vendors. The banks are currently testing these systems and project that the majority of testing will be completed by early second quarter 1999. An FDIC review of the vendor that provides our primary hardware and software has been completed and the vendor's performance was rated as completely satisfactory. Additionally we have completed proxy testing these same systems. The banks have also received verification of compliance from vendors in the medium risk and low risk categories. All vendors are either compliant or have documented projects with completion dates prior to June 30, 1999. Corporate management has been working steadily on all related aspects of business that could be affected, and EVB has been scrutinized by regulatory authorities to ensure that it is proceeding with a prudent plan of action for year 2000 readiness and keeping its customers informed.


As of December 31, 1998, EVB and its subsidiary banks have spent approximately $100,000 associated with Year 2000 compliance. These costs include testing, training, hardware and software replacement and upgrades. It is anticipated that another $75,000 will be expended to complete the Year 2000 changes and testing. EVB estimates that 1998 cost of addressing this Y2K issue was approximately 1.3% of 1998 earnings (or 0.29% of assets) which was immaterial when considering the size of the Corporation. Year 2000 issue costs in 1999 and 2000 are also expected to be immaterial. The projections of total costs of EVB's Year 2000 project and the expected completion dates are based on EVB's best estimates, which are necessarily based in part on assumptions of future events including the availability of adequate resources and completion of third party modification plans.


Management believes it has taken all reasonable steps to minimize the operational, regulatory and legal risks associated with the century date change. Large borrowers have been interviewed to determine applicable risks, and loan documentation has been amended to address Year 2000 issues. The Company has followed a recommended regulatory outline for this project, and is maintaining documentation to address any legal issues. Each of the subsidiary banks has implemented a written contingency plan which addresses actions to be taken in the event of problems related to the Year 2000 date change issue. Management believes that the current staffing levels are sufficient to complete the project and to administer contingency plans if necessary.


CONTINGENCY PLANS
Simultaneous with its continued testing of mission critical systems, EVB is preparing alternate solutions through a business resumption contingency plan to mitigate potential risks on January 1, 2000. This contingency plan is being developed for all core business functions and their supporting information technology systems and will include trigger dates for implementation of alternative solutions. Core business risks are being prioritized based upon greatest risk to the Corporation. Contingency plans will identify financial and human resources necessary for their execution.


The risk of failure is not limited to internal technology systems. The Corporation depends on data provided by its business partners, correspondent banks, Federal Reserve Bank and other third parties. EVB also depends on vendors from which telecommunications, software, and other services are provided. Finally, EVB depends on services provided by the public infrastructure including power, voice and data communications, water, and transportation. EVB's contingency plan will address these concerns to ensure that the Corporation can operate at an acceptable level should infrastructure problems occur.


WORST-CASE YEAR 2000 SCENARIO
Until the Year 2000 event actually occurs and for a period of time thereafter, there can be no assurance that there will be no problems related to Year 2000. The Corporation could face, among other things, business disruptions, operational problems, financial losses, legal liability and similar risks, and the Corporation's business, results of operations and financial position could be materially adversely affected. The Corporation's credit risk associated with borrowers may increase to the extent borrowers fail to adequately address Year 2000 issues.


While the Corporation has no reason to conclude that a failure will occur, the most likely worst-case Y2K scenarios entail those items over which EVB has absolutely no control, (1) the unpredictable actions of irrational public demand even if the Y2K computer issue presents no problems, and (2) a scenario where a disruption or failure of the Corporation's power suppliers or voice and data transmission suppliers impacts the Corporation, its customers, vendors and the public infrastructure. If such public reaction or a failure were to occur, the Corporation would implement a contingency plan. While it is impossible to quantify the impact of such scenarios, the most reasonably likely worst-case scenario would entail liquidity issues related to increased customer withdrawals or the diminishment of service levels, resulting in customer inconvenience, and additional costs associated with the implementation of contingency plans.


The foregoing Year 2000 discussion contains "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. Such statements are based on management's best current estimates, which were derived utilizing numerous assumptions about future events, including the continued availability of certain resources, representations received from third-party vendors and other factors. However there can be no guarantee that these estimates will be achieved, and actual results could differ materially from the Corporation's current estimates. The inability to control the actions and plans of vendors and suppliers, customers, government entities, and other third parties with respect to Year 2000 issues are associated risks. Specific factors that might cause such material differences include, but are not limited to: results of Year 2000 testing; adequate resolution of Year 2000 issues by governmental agencies, businesses or other third parties that are service providers; borrowers or customers of the Corporation: the adequacy of and ability to implement contingency plans; and similar uncertainties. The forward-looking statements made in the foregoing Year 2000 discussion speak only as of the date on which such statements are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events.


The foregoing Year 2000 discussion constitutes a Year 2000 Readiness Disclosure within the meaning of the Year 2000 Readiness and Disclosure Act of 1998.


ANNUAL REPORT ON FORM 10-K


A copy of the Company's Annual Report on Form 10-K for 1998, filed with the SEC, excluding exhibits, can be obtained without charge by writing to Ned Stephenson, Vice President and Chief Financial Officer; Eastern Virginia Bankshares, Inc.; P.O. Box 1005; Tappahannock, Virginia 22560.


                                     By Order of the Board of Directors

                                     L. Edelyn Dawson, Jr.
                                     Corporate Secretary

                                     PROXY

                       EASTERN VIRGINIA BANKSHARES, INC.
                           307 CHURCH LANE, BOX 1005
                         TAPPAHANNOCK, VIRGINIA 22560
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
     The undersigned hereby appoint(s) F. W. Haynie, Jr. and William L. Lewis, any one or more of whom may act, and hereby authorize them to represent and to vote, as designated below, all the shares of common stock of Eastern Virginia Bankshares, Inc. held on record by the undersigned on April 9, 1999, at the annual meeting of shareholders to be held on May 20, 1999, at Saint Margaret's School, 444 Water Lane, Tappahannock, Virginia, at 9:30 A.M. or any adjournment thereof.

  1. TO ELECT AS DIRECTORS ALL NINE nominees listed below, who constitute the present Board of Directors.

     INSTUCTION: To WITHHOLD authority to vote for any or all nominee(s), strike a line though the nominee's name(s) in the list below.



  Thomas M. Boyd, Jr.                 F. L. Garrett, III
  W. Rand Cook                        F. Warren Haynie, Jr.
  Robert L. Covington                 Eric A. Johnson
  L. Edelyn Dawson, Jr.               William L. Lewis
  Lewis R. Reynolds


              [ ] FOR              [ ] AGAINST         [ ]ABSTAIN

     2. TO RATIFY THE APPOINTMENT BY THE BOARD OF DIRECTORS OF YOUNT, HYDE & BARBOUR, P.C., independent public accountants, as auditors for the Company for the ensuing year.

              [ ] FOR              [ ] AGAINST         [ ]ABSTAIN

(REVERSE SIDE OF PROXY CARD)

     3. To act upon such other matters as may properly come before the meeting or any adjournment thereof. As of the date of this Proxy, management has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholders. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     Please sign exactly as stock is registered. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                  ------------------------
                                                  Signature


                                                  ------------------------
                                                  Signature
                                                  (if held jointly)




                                          Date:------------------------  , 1999

                                                  PLEASE MARK, SIGN, DATE AND
                                                  RETURN THE PROXY CARD USING
                                                  THE ENCLOSED ENVELOPE.